                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              The Banc Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              THE BANC CORPORATION
                              17 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35203

                                                                     May 1, 2001

To Our Stockholders:

     On behalf of the Board of Directors and management of The Banc Corporation, I cordially invite you to attend the Annual Meeting of Stockholders to be held at our principal executive offices at 17 North 20th Street, Birmingham, Alabama, on June 19, 2001, at 10:00 a.m. Central Daylight Time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.

     In addition to the specific matters to be acted upon, there also will be a report on the operations of the Corporation. Directors and officers of the Corporation will be present to respond to any questions of general interest that stockholders may have.

     It is important that your shares be represented at the Annual Meeting. Regardless of whether you plan to attend, please mark, sign, date and return the enclosed proxy as soon as possible in the envelope provided. If you attend the Annual Meeting, which we hope you will do, you may vote in person even if you have previously mailed a proxy card.

                                           Sincerely,

                                           /s/James A. Taylor

                                           James A. Taylor
                                           Chief Executive Officer and
                                           Chairman of the Board

                              THE BANC CORPORATION
                              17 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35203
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 19, 2001
                             ---------------------

To the Stockholders of The Banc Corporation:

     You are hereby notified that the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of The Banc Corporation, a Delaware corporation (the "Corporation"), will be held at the principal executive offices of the Corporation at 17 North 20th Street, Birmingham, Alabama 35203, on Tuesday, June 19, 2001, at 10:00 a.m. Central Daylight Time, for the following purposes:

          1. to elect seven Directors, each to serve a term of three years scheduled to expire at the annual meeting of stockholders held the third year following the year of their election or until their respective successors are elected and qualified;

          2. to ratify the appointment of Ernst & Young LLP as independent auditors of the Corporation for the year ending December 31, 2001; and

          3. to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     All stockholders are cordially invited to attend the Annual Meeting; however, only stockholders of record at the close of business on May 1, 2001, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof. In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose relating to the Annual Meeting, during ordinary business hours at the Corporation's principal executive offices at 17 North 20th Street, Birmingham, Alabama, from June 8, 2001 to June 18, 2001, and the list shall be available for inspection at the Annual Meeting by any stockholder who is present.

                                          By Order of the Board of Directors

                                          F. Hampton McFadden, Jr.
                                          Secretary

DATED: May 1, 2001

                                   IMPORTANT

     Regardless of whether you plan to attend the meeting, please mark, sign, date and return the enclosed proxy in the enclosed self-addressed envelope as soon as possible. NO POSTAGE IS REQUIRED IF THE ENCLOSED ENVELOPE IS MAILED FROM WITHIN THE UNITED STATES.

                                PROXY STATEMENT
                                       OF
                              THE BANC CORPORATION
                              17 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35203
                             ---------------------

                    FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

                                  INTRODUCTION

     The Banc Corporation (the "Corporation") is furnishing this Proxy Statement to the holders of Corporation common stock, par value $.001 per share, in connection with the solicitation of proxies to be used at the 2001 Annual Meeting of Stockholders to be held on Tuesday, June 19, 2001, at 10:00 a.m., Central Daylight Time, at the principal executive offices of the Corporation at 17 North 20th Street, Birmingham, Alabama 35203 (the "Annual Meeting") and any adjournment thereof. The enclosed proxy is solicited on behalf of the Board of Directors of the Corporation. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about May 12, 2001.

                                  SOLICITATION

     The Corporation will bear the costs of soliciting proxies. Certain officers and employees of the Corporation or its subsidiaries may personally request the return of proxies by telephone, mail or otherwise and may receive proxies on behalf on the Corporation. They will receive no additional compensation for making any solicitations. The Corporation expects to reimburse brokers, banks, custodians and other nominees for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the common stock. If the Corporation's management deems it necessary, the Corporation may also retain the services of a professional proxy solicitor to aid in the solicitation of proxies from brokers, banks, custodians and other nominees for which the Corporation will pay a fee not to exceed $5,000 plus reimbursement for expenses.

                 VOTING AND REVOCABILITY OF PROXY APPOINTMENTS

     Only stockholders of record at the close of business on May 1, 2001, are entitled to receive notice of and to vote at the Annual Meeting. The Corporation's only class of stock outstanding is its common stock, par value $.001 per share. As of the close of business on May 1, 2001, the number of shares of common stock outstanding and entitled to vote at the Annual Meeting was 14,299,721. Each share of common stock is entitled to one vote on all matters. There are no cumulative voting rights. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

     Stockholders can ensure that their shares are voted at the Annual Meeting by signing and returning the enclosed proxy card in the envelope provided. Shares of common stock represented by the accompanying proxy card will be voted in accordance with your selections if the proxy card is properly executed and is received by the Corporation prior to the time of voting and is not revoked. Where specific choices are not indicated on the proxy card, proxies will be voted in accordance with the recommendations of the Board of Directors.

     As of the date of this Proxy Statement, the Corporation's Board of Directors is not informed of any matters, other than those set forth in the foregoing Notice of Annual Meeting of Stockholders, that may be brought before the Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters.

     Sending in a signed proxy card will not affect a stockholder's right to attend the Annual Meeting and vote in person. Presence at the Annual Meeting by a stockholder who has signed a proxy card does not in itself revoke a proxy. Each proxy granted may be revoked by the person giving it (1) by giving written notice to such effect to the Secretary of the Corporation, (2) by executing and delivering a subsequent proxy or (3) by attending, giving notice and voting in person at the Annual Meeting, except that any such revocation shall not be effective as to any matter upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, to the best of the Corporation's knowledge, certain information regarding beneficial stock ownership of the Corporation as of March 31, 2001, by: (a) each director and named executive officer of the Corporation, (b) all directors and executive officers as a group, and (c) each stockholder known by the Corporation to be the beneficial owner of more than 5% of the outstanding Corporation common stock. Except as otherwise indicated, each person or entity listed below has sole voting and investment power with respect to all shares shown to be beneficially owned by him or it except to the extent such power is shared by a spouse under applicable law.

                                                          NUMBER OF SHARES OF       PERCENTAGE(1)(2)
                                                            THE CORPORATION            OF COMMON
NAME                                POSITION HELD            COMMON STOCK             STOCK OWNED
----                                -------------         -------------------       ----------------
James A. Taylor............  Chairman of the Board and           744,900(3)(4)            5.16%
                             Chief Executive Officer
James Mailon Kent, Jr......  Vice Chairman                       219,000(5)               1.52%
Larry D. Striplin, Jr......  Vice Chairman                       232,000(5)(6)            1.62%
Larry R. Mathews...........  Vice Chairman                        30,000(7)                  *
James A. Taylor, Jr........  President, Chief Operating          207,400(8)               1.45%
                             Officer and Director
David R. Carter............  Executive Vice President,            47,000(8)                  *
                             Chief Financial Officer and
                             Director
James R. Andrews, M.D......  Director                            299,000(9)               2.09%
Neal R. Berte, Ed.D........  Director                             28,000(9)                  *
W. T. Campbell, Jr.........  Director                            424,467(9)(10)           2.97%
Peter N. DiChiara..........  Director                            214,000(9)(11)           1.50%
K. Earl Durden.............  Director                            428,068(9)(12)           2.99%
John F. Gittings...........  Director                             59,513(13)(14)             *
Steven C. Hays.............  Director                             78,096(9)(15)              *
Thomas E. Jernigan, Jr.....  Director                             28,000(5)                  *
Randall E. Jones...........  Director                             52,079(9)                  *
Mayer Mitchell.............  Director                            109,000(9)(16)              *
Ronald W. Orso, M.D........  Director                            225,000(9)(17)           1.57%
Harold W. Ripps............  Director                            214,000(9)               1.50%
Richard M. Scrushy.........  Director                            229,000(9)               1.60%
Jerry M. Smith.............  Director                            178,585(18)              1.25%
Michael E. Stephens........  Director                            239,353(9)               1.67%
Marie Swift................  Director                             57,600(9)                  *

                                                          NUMBER OF SHARES OF       PERCENTAGE(1)(2)
                                                            THE CORPORATION            OF COMMON
NAME                                POSITION HELD            COMMON STOCK             STOCK OWNED
----                                -------------         -------------------       ----------------
T. Mandell Tillman.........  Director                             57,874(9)(19)              *
Johnny Wallis..............  Director                            106,120(9)                  *
All executive officers and
  directors as a group
  (24 persons).............                                    4,505,055(20)             30.82%

---------------

 (1) Except as otherwise noted herein, percentage is determined on the basis of 14,299,721 shares of Corporation common stock outstanding plus securities deemed outstanding pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under Rule 13d-3, a person is deemed to be a beneficial owner of any security owned by certain family members and any security of which that person has the right to acquire beneficial ownership within 60 days, including, without limitation, shares of Corporation common stock subject to currently exercisable options. An asterisk indicates beneficial ownership of less than one percent.
 (2) Percent for each named individual is calculated by treating any shares subject to options that are held by the named individual and that are exercisable within the next 60 days as if outstanding, but treating such option shares held by others and treating shares subject to options held by the named individual but not exercisable within 60 days as not outstanding.
 (3) Does not include 32,100 shares owned by his wife, or 30,000 shares owned by his son, Brett Taylor of which he disclaims ownership. Mr. Taylor's address is 17 North 20th Street, Birmingham, Alabama 35203.
 (4) Includes 126,000 shares subject to options.
 (5) Includes 8,000 shares subject to options.
 (6) Includes 6,000 shares as custodian for minor children.
 (7) Includes 5,000 shares subject to options.
 (8) Includes 42,000 shares subject to options.
 (9) Includes 4,000 shares subject to options.
(10) Includes 17,143 shares held by wife and 42,432 shares held by his minor children.
(11) Includes 210,000 shares held by City Wholesale Grocery, Inc. of which he is President.
(12) Includes 203,534 shares held as co-trustee.
(13) Includes 5,000 shares subject to options.
(14) Includes 900 shares held by wife.
(15) Includes 4,046 shares held for benefit of his minor children.
(16) Includes 105,000 shares held by Mitchell Holdings, L.P., of which Mr. Mitchell is president of a general partner, Mitchell Investment Holdings, Inc.
(17) Includes 210,000 shares held by Birmingham OB/GYN Pension Plan of which he is Trustee.
(18) Includes 3,000 shares subject to options.
(19) Includes 4,670 shares held for benefit of children and 2,785 shares held by spouse.
(20) Includes 318,000 shares subject to options.

                              PROPOSAL NUMBER ONE

                             ELECTION OF DIRECTORS

     Pursuant to the Corporation's Restated Certificate of Incorporation (the "Corporation's Certificate") and the Corporation's Bylaws (the "Corporation's Bylaws"), the Corporation's Board of Directors is divided into three classes, with each class being as nearly equal in number as reasonably possible. One class, which includes Messrs. Taylor, Berte, Carter, Kent and Striplin and Drs. Andrews and Orso, holds office for a term that will expire at this year's Annual Meeting; a second class, which includes Messrs. Campbell, Durden, Gittings, Jernigan, Jr., Mitchell, Ripps, Taylor, Jr. and Tillman, holds office for a term that will expire at the annual meeting of stockholders to be held in 2002; and a third class, which includes, Messrs. DiChiara, Hays,

Jones, Scrushy, Smith, Stephens and Wallis and Ms. Swift, holds office for a term that will expire at the annual meeting of stockholders to be held in 2003. Each director holds office for the three-year term to which he or she is elected and until his or her successor is duly elected and qualified. At each annual meeting of the Corporation's stockholders, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The Board of Directors elects officers annually. Those officers serve at the discretion of the Board of Directors.

     At this year's Annual Meeting, seven directors are to be elected. The Corporation recommends the election of James A. Taylor, Neal R. Berte, Ed. D., David R. Carter, James Mailon Kent, Jr., Larry D. Striplin, Jr., James R. Andrews, M.D. and Ronald W. Orso, M.D., all of whom presently are members of the Board of Directors. The enclosed Proxy will be voted in favor of those nominees unless other instructions are given. These nominees will serve until the annual meeting of stockholders to be held in 2004 or until their respective successors are duly elected and qualified. If any nominee is unable to serve as a director, the enclosed Proxy will be voted for the substitute nominees selected by the Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable to serve if elected. The election of directors requires a plurality of the votes cast by the holders of Corporation common stock. A "plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the election of directors. In the event that any nominee becomes unavailable for election for any reason, an event that management does not anticipate, shares of Corporation common stock represented by proxies will be voted for any substitute nominees designated by the Board of Directors.

NOMINEES FOR DIRECTORS

     For each nominee's beneficial ownership of common stock, see "Security Ownership of Certain Beneficial Owners and Management." Set forth below is certain additional information regarding each nominee:

NAME                                         AGE   POSITION WITH CORPORATION
----                                         ---   -------------------------
James R. Andrews, M.D......................  58    Director
Neal R. Berte, Ed.D. ......................  60    Director
David R. Carter............................  49    Executive Vice President, Chief Financial
                                                   Officer and Director
James Mailon Kent, Jr.(1)..................  60    Vice Chairman
Ronald W. Orso, M.D.(1)....................  55    Director
Larry D. Striplin, Jr.(1)..................  71    Vice Chairman
James A. Taylor............................  59    Chairman and Chief Executive Officer

---------------

(1) Member of the Compensation Committee.

     See "Management of Corporation -- Incumbent Directors and Executive Officers" for certain information about the other directors named whom it is anticipated will continue in office following the Annual Meeting.

     James R. Andrews, M.D. has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from October 1997 until it was merged into the Corporation on September 24, 1998. Dr. Andrews served as a director of Alabama National BanCorporation from 1989 until 1996. Dr. Andrews has practiced as an orthopedic surgeon specializing in sports-related injuries for over 25 years.

     Neal R. Berte, Ed.D. has been a director of the Corporation since September 1998. Dr. Berte has been the President of Birmingham-Southern College since 1975.

     David R. Carter has been Executive Vice President and Chief Financial Officer of the Corporation since September 1998. Mr. Carter has served as a Director of the Corporation since December 1998. Mr. Carter served as Executive Vice President and Chief Financial Officer of Warrior Capital Corporation from April 1998 until September 1998. Mr. Carter served as a consultant to Warrior Capital Corporation from January 1998 until April 1998. From June 1995 through January 1998, Mr. Carter served as the Chief Financial Officer of Roxco, Ltd., a regional construction company. From February 1981 through January 1995, Mr. Carter served in various capacities with Trustmark, a publicly-traded bank holding company based in Jackson, Mississippi, including Chief Financial Officer from September 1988 until January 1995.

     James Mailon Kent, Jr. has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from October 1997 until it was merged into the Corporation on September 24, 1998. Mr. Kent has served as Vice Chairman of the Corporation since December 1998. Mr. Kent served as a director of Alabama National BanCorporation from 1988 until 1996 and served as Vice Chairman of Alabama National BanCorporation from 1988 until 1994. Mr. Kent has been the owner of Mailon Kent Insurance Agency in Birmingham, Alabama for over 20 years.

     Ronald W. Orso, M.D. has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from October 1997 until it was merged into the Corporation on September 24, 1998. Dr. Orso served as a director of Alabama National BanCorporation from 1988 until 1997. Dr. Orso has practiced in the field of obstetrics and gynecology for over 23 years. He is the past Chairman of the Department of Obstetrics and Gynecology and the past president of the Medical Staff at Baptist Medical Center in Birmingham.

     Larry D. Striplin, Jr. has been a member of the Board of Directors of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from October 1997 until it was merged into the Corporation on September 24, 1998. Mr. Striplin has served as Vice Chairman of the Corporation since December 1998. Since October 1995, Mr. Striplin has been the Chairman and Chief Executive Officer of Nelson-Brantley Glass Contractors, Inc. and Chairman and Chief Executive Officer of Clearview Properties, Inc. Until October 1995, Mr. Striplin had been Chairman of the Board and Chief Executive Officer of Circle "S" Industries, Inc., a privately-owned bonding wire manufacturer. Mr. Striplin is a member of the Board of Directors of HEALTHSOUTH Corporation, a publicly-traded provider of rehabilitative health care services, and Kulicke & Soffa Industries, Inc., a publicly-traded manufacturer of electronic equipment.

     James A. Taylor, founder of the Corporation, has been Chairman of the Board and Chief Executive Officer of the Corporation since its incorporation in 1998. Mr. Taylor served as President of the Corporation from its incorporation until November 1998 and from February 1999 until September, 2000. Mr. Taylor served as Chairman of the Board, President and Chief Executive Officer of Warrior Capital Corporation from October 1997 until it was merged into the Corporation on September 24, 1998. Mr. Taylor was Founder, Chairman of the Board and Chief Executive Officer of Alabama National BanCorporation, a publicly-traded bank holding company based in Birmingham, Alabama, from its incorporation in 1986 until his retirement in April 1996. From 1981 until 1996, Mr. Taylor served as Chairman of the Board and Chief Executive Officer of various banks and bank holding companies that ultimately comprised Alabama National BanCorporation. Mr. Taylor is also on the Board of Directors of Southern Energy Homes, Inc., a producer of manufactured housing, and the American Sports Medicine Institute.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED HEREIN.

INCUMBENT DIRECTORS AND EXECUTIVE OFFICERS

     See "Election of Directors" for information about executive officers and directors who are nominees for re-election to the Board of Directors. The following table sets forth certain information about directors of the Corporation who are continuing in office and certain executive officers of the Corporation as of May 1, 2001:

NAME                                         AGE   POSITION WITH CORPORATION
----                                         ---   -------------------------
W. T. Campbell, Jr. .......................  54    Director
Peter N. DiChiara(1).......................  45    Director
K. Earl Durden(1)..........................  64    Director
John F. Gittings...........................  54    Director
Steven C. Hays.............................  44    Director
Thomas E. Jernigan, Jr.(1).................  36    Director
Randall E. Jones...........................  47    Director
Larry R. Mathews...........................  52    Director
Mayer Mitchell.............................  68    Director
Harold W. Ripps............................  62    Director
Richard M. Scrushy.........................  48    Director
Jerry M. Smith.............................  61    Director
Michael E. Stephens........................  57    Director
Marie Swift................................  59    Director
                                             36    President, Chief Operating Officer and
James A. Taylor, Jr. ......................        Director
T. Mandell Tillman.........................  52    Director
Johnny Wallis..............................  72    Director

---------------

(1) Member of the Audit Committee

     W.T. Campbell, Jr. has been a director of the Corporation since October 30, 1998. Mr. Campbell served as Chairman of the Board and President of City National Corporation and from 1984 until it was merged into the Corporation on October 30, 1998, and was a director of City National Bank. Mr. Campbell is a practicing attorney in Sylacauga, Alabama with the firm of Campbell and Douglas.

     Peter N. DiChiara has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from 1984 until it was merged into the Corporation on September 24, 1998. Mr. DiChiara has been the President of City Wholesale Grocery, a grocery supply company based in Birmingham, Alabama since October 1983.

     K. Earl Durden has been a director of the Corporation since December 5, 1998. Mr. Durden served as a Director of Emerald Coast Bancshares, Inc. from its inception in 1996 until it was merged into the Corporation on February 12, 1999. Mr. Durden is the President, Chief Executive Officer and a director of Rail Management Corporation. Mr. Durden also serves as President and a director of the following companies: Copper Basin Railway, Inc., KWT Railway, Galveston Railway, Inc. and Grizzard Transfer, Inc., a small trucking company. Mr. Durden also served as Chairman, Executive Committee member and a director of the American Short Line and Regional Railroad Association. Mr. Durden has been heavily involved in the acquisition, ownership, start up and operation of short line railroads for the past twenty years.

     Steven C. Hays has been a director of the Corporation since November 6, 1998. Mr. Hays served as a director of Commerce Bank of Alabama, Inc. from April 1995 until it was merged into The Bank on November 6, 1998. Mr. Hays also served as Executive Vice President of Steel Processing Services, Inc. from 1981 until the sale of the company in 1993. He presently manages a number of personal investments.

     Thomas E. Jernigan, Jr. has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from December 1997 until it was merged into the Corporation on September 24, 1998. Mr. Jernigan has been the President of Marathon Corporation, a privately-held investment management company based in Birmingham, Alabama since 1999. Mr. Jernigan has held various positions with Marathon Corporation since 1989. Mr. Jernigan's father, Thomas E. Jernigan, holds the title of "Director Emeritus," a non-voting position.

     Randall E. Jones has been a director of the Corporation since November 6, 1998. Mr. Jones served as a director of Commerce Bank of Alabama, Inc. from April 1995 until it was merged into The Bank on November 6, 1998. Mr. Jones is the owner and President of Randy Jones Insurance Agency, Inc., representing Nationwide Insurance Company since 1978. He is a past president of the Albertville Rotary Club and the Albertville Chamber of Commerce.

     Larry R. Mathews has been Chairman of the Board and Chief Executive Officer of the Bank and a director of the Corporation since June 2000. Mr. Mathews has served as Vice Chairman of the Corporation since September 2000. Mr. Mathews served as Alabama Regional President of Bancorpsouth Bank from 1998 to June 2000. From 1991 to 1998, Mr. Mathews was President of Alabama Bancorp and President and Chief Executive Officer of Highland Bank of Birmingham.

     Mayer Mitchell has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from December 1997 until it was merged into the Corporation on September 24, 1998. He served as Chairman and Chief Executive Officer of The Mitchell Company, a real estate development firm based in Mobile, Alabama, from September 1955 until his retirement from the company on December 31, 1986. He is currently a co-owner of Mitchell Brothers, Inc., a private investment company. Mr. Mitchell is a former National President and Chairman of the Board of Directors of the American Israel Public Affairs Committee ("AIPAC") and a past member of the Board of Directors of AmSouth Bank N.A. of Mobile and Altus Bank of Mobile.

     Harold W. Ripps has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from December 1997 until it was merged into the Corporation on September 24, 1998. He has served as a trustee of Colonial Properties Trust since 1995. In 1969, Mr. Ripps founded The Rime Companies, a real estate development, construction and management firm, headquartered in Birmingham, Alabama, specializing in the development of multi-family properties. Mr. Ripps has served The Rime Companies in an executive capacity since that time.

     Richard M. Scrushy has been a member of the Board of Directors of the Corporation since September 1998. Since 1984, Mr. Scrushy has been Chairman of the Board and Chief Executive Officer of HEALTHSOUTH Corporation. Mr. Scrushy has been a director of Caremark Rx, Inc., formerly MedPartners, Inc., since January 1993 and served as its Chairman of the Board of Directors from January 1998 through October 1998.

     Jerry M. Smith has been a director of the Corporation since September, 1999. Mr. Smith served as a member of the Board of Directors of C&L Bank of Bristol from 1975 until it was acquired by the Corporation on June 30, 1999, and as a member of the Board of Directors of C&L Bank of Blountstown from 1987 until it was acquired by the Corporation and merged into C&L Bank of Bristol on June 30, 1999. Mr. Smith has been Chairman and President of First National Bank of Alachua in Alachua, Florida since 1971.

     Michael Stephens has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from December 1997 until it was merged into the Corporation on September 24, 1998. He founded ReLife, Inc., a publicly-traded rehabilitation company based in Birmingham, Alabama, and was its Chairman and Chief Executive Officer from 1986 until 1994. Mr. Stephens also serves on the Boards of Directors of Rehabilitation Designs of America based in Kansas City, Kansas, and PsychPartners, Inc. based in Birmingham, Alabama. He is currently the Chairman and Chief Executive Officer of S Enterprises, Inc.

     Marie Swift has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from its incorporation in 1982 until it was merged into the Corporation on

September 24, 1998. Ms. Swift served as Secretary of the Corporation from September 1998 to December 1998. Ms. Swift has been President of The
Bank -- Warrior since January 1998. Prior to that, she served as Senior Vice President of Warrior Savings Bank from 1982 until 1998.

     James A. Taylor, Jr. has been President and Chief Operating Officer of the Corporation since September 2000. Mr. Taylor has served as a Director of the Corporation since December 1998 and Secretary of the Corporation since December 1998. Mr. Taylor served as Executive Vice President, General Counsel and Secretary of the Corporation from September 1998 until September 2000. Mr. Taylor served as Executive Vice President General Counsel and Secretary of The Bank from December 1998 until November 1999. Mr. Taylor was a director of Warrior Capital Corporation from October 1997 until it was merged into the Corporation on September 24, 1998 and served as Executive Vice President and General Counsel of Warrior Capital Corporation from April 1998 until September 1998. From June 1996 until April 1998, Mr. Taylor served as Vice
President -- Legal Services for MedPartners, Inc., now Caremark Rx, Inc. From July 1994 until December 1996, Mr. Taylor served as outside general counsel to Alabama National BanCorporation. From August 1990 until March 1996, Mr. Taylor was in private practice with a law firm in Birmingham, Alabama. Mr. Taylor is the son of James A. Taylor. From November 1, 1999 until April 2000, Mr. Taylor also served as a Senior Vice President of Vesta Insurance Group, Inc.

     T. Mandell Tillman has been a director of the Corporation since November 6, 1998. Mr. Tillman was a director of Commerce Bank of Alabama from April 1995 until it was merged into The Bank on November 6, 1998. Mr. Tillman has served as Chairman of the Board of Real Property Services, Inc. since 1985. He holds the MAI and CRE designations.

     Johnny Wallis has been a director of the Corporation since September 1998 and served as director of Warrior Capital Corporation from its incorporation in 1982 until it was merged into the Corporation on September 24, 1998. Mr. Wallis served as the Chairman of the Board, President and Chief Executive Officer of Warrior Capital Corporation from its incorporation until October 1997. Mr. Wallis served as President of The Bank until January 1998 and continues to serve as Chairman of the Board of The Bank -- Warrior.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Corporation currently has two committees: the Audit Committee and the Compensation Committee. The Board of Directors as a whole acts in place of a nominating committee.

     The Audit Committee is responsible for reviewing and supervising the financial controls of the Corporation. The Audit Committee makes recommendations to the Board of Directors of the Corporation with respect to the Corporation's financial statements and the appointment of independent auditors, reviews significant audit and accounting policies and practices, meets with the Corporation's independent public accountants concerning, among other things, the scope of audits and reports, and reviews the performance of overall accounting and financial controls of the Corporation. The Audit Committee consists of Messrs. DiChiara, Durden and Jernigan. During 2000, there were six meetings of the Audit Committee.

     The Compensation Committee is responsible for reviewing the performance of the officers of the Corporation and recommending to the Board of Directors of the Corporation annual salary and bonus amounts for all officers of the Corporation. The Compensation Committee also administers the Amended and Restated 1998 Incentive Stock Plan of the Corporation and the Commerce Bank of Alabama Stock Option Plan. The Compensation Committee consists of Messrs. Kent and Striplin and Dr. Orso. During 2000, there were four meetings of the Compensation Committee. See "Executive Compensation and Other Information -- Compensation Committee Report on Executive Compensation."

     The Board of Directors as a whole acts in place of a nominating committee. The Corporation's Bylaws provide that nomination for the office of director may be made by stockholders only if written notice of such proposed nominations are delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting at which the election is to be held; provided, however, that in the event that less than 70 days' notice, or prior public disclosure of the date of the meeting, is given, or made, to stockholders, then, notice by the stockholders, to be timely, must be so delivered or mailed and received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person the stockholder proposes to nominate for election or re-election as a director (i) the person's name, age, business address and residence address, (ii) the person's principal occupation or employment, (iii) the class and number of shares of the Corporation that the person beneficially owns and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to
Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the stockholder,
(iii) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in such notice, and (v) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director, if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

DIRECTOR ATTENDANCE

     The Board of Directors held a total of seven meetings during 2000 and acted by unanimous written consent three times during 2000. During 2000, each of the directors attended at least 75% of the aggregate of (i) the total number of Board of Directors' meetings and (ii) the total number of meetings held by all Board committees on which he served during the period for which he was serving as a director or committee member except for Messrs. Jernigan, Mitchell, Scrushy, Smith and Stephens and Dr. Andrews. The Corporation believes that attendance at meetings is only one means by which directors may contribute to the effective management of the Corporation and that the contributions of all directors have been substantial.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors and persons who beneficially own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and beneficial owners of more than 10% of the Corporation's common stock are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms that they file. Based on a review of the copies of the forms furnished to the Corporation, or written representations that no reports on Form 5 were required, the Corporation believes that during 2000, all of its officers, directors and greater-than-10% beneficial owners complied with all applicable filing requirements.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     Executive Officer Compensation. The following table presents certain information concerning compensation paid or accrued for services rendered to the Corporation in all capacities during the years ended December 31, 2000, 1999 and 1998, for the chief executive officer and the four other most highly compensated executive officers of the Corporation whose total annual salary and bonus in the last fiscal year exceeded $100,000. These executive officers are referred to collectively as the "named executive officers."

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                         ANNUAL COMPENSATION                    AWARDS
                                           -----------------------------------------------   ------------
                                                                                OTHER         SECURITIES
                                                                               ANNUAL         UNDERLYING
NAME AND PRINCIPAL POSITION HELD           YEAR   SALARY ($)   BONUS ($)   COMPENSATION(1)   OPTIONS (#)
--------------------------------           ----   ----------   ---------   ---------------   ------------
James A. Taylor..........................  2000    $400,000    $     --      $  188,029         15,000
  Chairman of the Board and                1999     250,000     150,000          72,909         75,000
  Chief Executive Officer                  1998     161,111      96,667          31,113        125,000
James A. Taylor, Jr.(2)..................  2000    $221,291    $     --      $   19,648         15,000
  President and Chief Operating Officer    1999     164,742          --          57,760         15,000
  and Director                             1998     108,000      25,000          14,000         50,000
David R. Carter(3).......................  2000    $188,822    $     --      $   11,159         15,000
  Executive Vice President, Chief          1999     162,000                      56,604         15,000
  Financial Officer and Director           1998     162,000      25,000           8,968         50,000
Larry R. Mathews(4)......................  2000    $ 98,542    $ 39,417      $    3,505         75,000
  Vice Chairman of the Board and Chairman
  of the Board and Chief Executive
  officer of The Bank
W.T. Campbell, Jr.(5)....................  2000    $137,742          --          13,662          2,500
  Director and                             1999     137,742          --          12,742             --
  Chairman of The Bank -- Sylacauga        1998      22,500          --              --          5,000

---------------

(1) Represents the dollar value of board fees received and insurance premiums paid by the Corporation with respect to life, health, dental and disability insurance and housing and automobile allowance for the benefit of the named executive officer.
(2) Mr. Taylor, Jr. received $13,500 in consultation fees prior to his employment in 1998, which is included in his reported 1998 salary.
(3) Mr. Carter received $40,500 in consultation fees prior to his employment in 1998, which is included in his reported 1998 salary.
(4) Mr. Mathews has served as Chairman of the Board and Chief Executive Officer of The Bank, the Corporation's principal subsidiary since July 2000.
(5) Mr. Campbell has served as Director and Chairman of The Bank -- Sylacauga since November 1998. Mr. Campbell was Chairman of City National Bank prior to its merger with The Bank in November 1998.

     Option Grants in 2000. The following table contains information concerning the grant of stock options under the Amended and Restated 1998 Stock Incentive Plan, and the Commerce Bank of Alabama Incentive Stock Option Plan to the named executive officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                     INDIVIDUAL GRANTS
                                             ------------------------------------------------------------------
                                               NUMBER     PERCENT OF                             ALTERNATIVE TO
                                                 OF         TOTAL                                 (F) AND (G):
                                             SECURITIES    OPTIONS/                                GRANT DATE
                                             UNDERLYING      SARS                                    VALUE
                                              OPTIONS/    GRANTED TO    EXERCISE                 --------------
                                                SARS      EMPLOYEES        OF                      GRANT DATE
                                              GRANTED     IN FISCAL    BASE PRICE   EXPIRATION   PRESENT VALUE
                   NAME                         (#)          YEAR        ($/SH)        DATE          $ (1)
                   ----                      ----------   ----------   ----------   ----------   --------------
James A. Taylor............................    15,000        3.99%       $6.00       6/20/10        $ 39,450
James A. Taylor, Jr........................    15,000        3.99%       $6.00       6/20/10        $ 39,450
David R. Carter............................    15,000        3.99%       $6.00       6/20/10        $ 39,450
Larry R. Mathews...........................    75,000       19.95%       $6.31       7/13/10        $207,750
W.T. Campbell, Jr..........................     2,500         .66%       $6.00       6/20/10        $  6,575

---------------

(1) The fair value of the options granted was based upon the Black-Scholes pricing model. The Corporation used the following weighted average assumptions for 2000: a risk free interest rate of 5.34%, a volatility factor of .30%, a weighted average expected to be of options (in years) of 6 and a dividend yield of 0%.

     Aggregated Option Exercises in 2000 and Option Values at Year End. The following table provides information with respect to options exercised by the named executive officers during 2000 and the number and value of securities underlying unexercised options held by the named executive officers at December 31, 2000.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                           YEAR-END OPTION/SAR VALUES

                                                                  NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED       IN-THE-MONEY
                                                                    OPTIONS/SARS AT         OPTIONS/SARS AT
                                                                    FISCAL YEAR-END         FISCAL YEAR-END
                                          SHARES       VALUE              (#)                     ($)
                                       ACQUIRED ON    REALIZED        EXERCISABLE/            EXERCISABLE/
                NAME                   EXERCISE (#)     ($)          UNEXERCISABLE           UNEXERCISABLE
                ----                   ------------   --------   ----------------------   --------------------
James A. Taylor......................      --           --          108,000/107,000               --
James A. Taylor, Jr..................      --           --            39,000/41,000               --
David R. Carter......................      --           --            39,000/41,000               --
Larry R. Mathews.....................      --           --            15,000/60,000               --
W.T. Campbell, Jr....................      --           --              3,000/7,500               --

EMPLOYMENT AGREEMENTS

     James A. Taylor. The Corporation entered into an employment agreement with Mr. Taylor dated as of November 1, 1997. Under the terms of his employment agreement, Mr. Taylor will serve as Chairman of the Board and Chief Executive Officer of the Corporation and Chairman of the Board of The Bank. In addition, Mr. Taylor will be nominated to serve as a director of the Corporation and each of its subsidiaries. Mr. Taylor will receive a minimum annual base compensation of $250,000 plus an incentive payment of 15% of the base amount per quarter. In addition, he is entitled to receive other benefits including a car allowance and country club dues and may participate in other executive compensation plans. The term of the agreement is for three years which is renewable daily for an additional three-year term. If Mr. Taylor is terminated for any reason other than "cause" as defined in the agreement (including constructive termination), he shall receive three years base compensation, director's fees and all benefits or their cash equivalents. In addition, he would be entitled to a "gross-up" payment to cover any excise tax imposed on any severance payment to him. Mr. Taylor's employment agreement has been amended to include as part of his compensation the rental payments for the condominium the Corporation provides for Mr. Taylor as a residence.

     The Corporation entered into a deferred compensation agreement with Mr. Taylor on July 23, 1998. That agreement provides that the Corporation shall fund the premium of two life insurance policies on Mr. Taylor's life which will provide a split dollar benefit to the Corporation and Mr. Taylor's estate in the event of his death. Upon the termination of Mr. Taylor's employment for reasons other than death or Cause (as defined in the agreement), Mr. Taylor will become entitled to receive 15 annual payments in the approximate amount of $140,000 commencing April 15, 2007.

     James A. Taylor, Jr. The Corporation has entered into an employment agreement with James A. Taylor, Jr., dated as of September 19, 2000. Under his employment agreement, Mr. Taylor, Jr. will serve as the President and Chief Operating Officer of the Corporation. In addition, Mr. Taylor, Jr. will be nominated to serve as a director of the Corporation and its subsidiaries. Mr. Taylor, Jr. will receive a base salary of $216,500 per year plus an incentive payment of 10% of the base amount per quarter. In addition, he is entitled to receive other benefits including a car allowance and country club or athletic club dues and may participate in all other executive compensation plans. The term of the agreement is three years which is renewable daily for an additional three-year period. If Mr. Taylor, Jr. is terminated for any reason other than "cause" as defined in the agreement (including constructive termination), he shall receive three years base compensation fees and all benefits or their cash equivalents. In addition, he would be entitled to a "gross up" payment to cover any excise tax imposed on any severance payment to him.

     David R. Carter. The Corporation has entered into an employment agreement with David R. Carter, effective as of September 19, 2000. Under his employment agreement, Mr. Carter will serve as the Executive Vice President and Chief Financial Officer of the Corporation and Executive Vice President and Chief Financial Officer of The Bank. In addition, Mr. Carter will receive a base salary of $216,500 per year plus an incentive payment of 5% of the base amount per quarter. In addition, he is entitled to receive other benefits including a car allowance and country club or athletic club dues and may participate in all other executive compensation plans. The term of the agreement is three years which is renewable daily for an additional three-year period. If Mr. Carter is terminated for any reason other than "cause" as defined in the agreement (including constructive termination), he shall receive three years base compensation, director's fees and all benefits or their cash equivalents. In addition, he would be entitled to a "gross up" payment to cover any excise tax imposed on any severance payment to him.

     Larry R. Mathews. The Corporation has entered into an employment agreement with Larry R. Mathews, effective as of July 14, 2000. Under his employment agreement, Mr. Mathews will serve as the Chief Executive officer and Chairman of the Board of The Bank. In addition, Mr. Mathews will receive a base salary of $215,000 per year plus an incentive payment of 10% of the base amount per quarter. In addition, he is entitled to receive other benefits including a car allowance and country club or athletic club dues and may participate in all other executive compensation plans. The term of the agreement is three years which is renewable daily for an additional three-year period. If Mr. Mathews is terminated for any reason other than "cause" as defined in the agreement (including constructive termination), he shall receive three years base compensation, director's fees and all benefits or their cash equivalents. In addition, he would be entitled to a "gross up" payment to cover any excise tax imposed on any severance payment to him.

     W.T. Campbell, Jr. The Corporation has entered into a three year employment agreement with Mr. Campbell dated as of October 30, 1999. Under his employment agreement, Mr. Campbell will serve as the Chairman of the Board for The Bank of Sylacauga. Mr. Campbell will receive a minimum annual salary of $135,000. The agreement provides that Mr. Campbell will be entitled to receive other benefits including a life insurance policy and may participate in other executive compensation plans. The agreement is terminable by the Corporation only upon prior notice for a period equal to the remaining term. If Mr. Campbell is terminated for any reason other than "cause" as defined in this agreement, Mr. Campbell shall receive his annual compensation for three years following termination and may not, directly or indirectly, carry on, engage in or solicit similar business with any customer of the Corporation in any county where the Corporation or its subsidiaries do business.

     John F. Gittings. The Corporation has entered into a three year employment agreement with Mr. Gittings dated as of October 30, 1998. Mr. Gittings serves as Chief Executive Officer of The Bank-

Monroeville and receives a minimum annual salary of $100,000. The agreement provides that Mr. Gittings will be entitled to receive other benefits including life insurance, an automobile and may participate in other executive compensation plans. The Corporation may terminate the agreement only upon prior notice for a period equal to the remaining term of the agreement. If Mr. Gittings is terminated for any reason other than "cause" as defined in the agreement, Mr. Gittings shall receive his annual compensation for three years following termination and may not, directly or indirectly, carry on, engage in or solicit similar business with a customer of the Corporation in any county where the Corporation or its subsidiaries do business.

     Marie Swift. The Bank has entered into a three year employment agreement with Ms. Swift dated as of January 1, 2001. Ms. Swift serves as President of The Bank of Warrior. The term of the agreement is for three years and will be reviewed annually by the Board of Directors. Ms. Swift receives a base salary of $115,000 per year plus benefits and any bonus which may be approved by The Bank's Board of Directors. In addition, The Bank must provide Ms. Swift an automobile.

DIRECTOR COMPENSATION

     Directors of the Corporation receive $1,500 compensation for each meeting of the board attended and a retainer of $1,500 per quarter for serving as directors of the Corporation. Directors are eligible to receive the grant of stock options under the Corporation's Amended and Restated 1998 Stock Incentive Plan. Directors who are officers or employees of the Corporation or its subsidiaries waive receipt of all fees, including the quarterly returns, for attending board meetings.

     The following directors of the Corporation have entered into Deferred Compensation Agreements with the Corporation effective as of September 1, 1999; Andrews, Berte, Campbell, Carter, DiChiara, Durden, Gittings, Hays, Jernigan, Jones, Kent, Orso, Ripps, Scrushy, Stephens, Swift, Taylor, Taylor, Jr., Tillman. Directors Taylor, Kent and Jernigan also have Deferred Compensation Agreements with The Bank. These agreements provide that the Corporation will establish and fund investments and a Deferral Account for the director as provided in the agreement. Upon termination of a director's employment other than death or following a change in control, the Corporation shall pay the director within 60 days of termination the amount equal to the Deferral Account Balance. If the director is terminated following a change in control, the Corporation must pay the director the primary and secondary benefits. The primary benefit is the Deferral Account balance at the end of the Plan year immediately preceding the directors termination of service which is payable to the director in ten equal annual installments. The secondary benefit is the amount equal to the growth in the Deferred Account and must be paid within 60 days of the end of each plan year.

MANAGEMENT MATTERS

     There are no arrangements or understandings known to the Corporation between any of the directors, nominees for director or executive officers of the Corporation and any other person pursuant to which any such person was or is to be nominated or elected as a director or an executive officer except as otherwise disclosed herein. The following directors of the Corporation were elected or nominated to the Board of Directors of the Corporation in connection with certain acquisitions: Steven C. Hays, Randall E. Jones and Mandell
Tillman -- Commerce Bank of Alabama, Inc.; W.T. Campbell, Jr. -- City National Corporation; Earl Durden -- Emerald Coast Bancshares Inc.; and Jerry M.
Smith -- C&L Banking Corporation and C&L Bank of Blountstown. See "Management of Corporation -- Incumbent Directors and Executive Officers" and "Executive Compensation and Other Information -- Employment Agreements".

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Kent, Jr., Striplin, Jr. and Dr. Orso comprise the Compensation Committee. None of the members of the Compensation Committee is a former or current officer or employee of the Corporation or any of its subsidiaries.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  General

     The members of the Compensation Committee are Larry D. Striplin, Jr., James Mailon Kent, Jr. and Ronald W. Orso. The Compensation Committee is charged by the Board of Directors with establishing a compensation plan that will enable the Corporation to compete effectively for the services of qualified officers and key employees, to give such employees appropriate incentive to pursue the maximization of long-term stockholder value and to recognize such employees' success in achieving both qualitative and quantitative goals for the benefit of the Corporation and its stockholders. The Compensation Committee makes recommendations as to appropriate levels of compensation for specific individuals, as well as compensation and benefit programs for the Corporation as a whole.

  Compensation Philosophy and Policies for Executive Officers

     As its first principle, the Compensation Committee believes that executives of the Corporation should be rewarded based upon their success in meeting the Corporation's operational goals, improving its earnings and generating returns for its stockholders, and the Compensation Committee strives to establish levels of compensation that take such factors into account and provide appropriate recognition for past achievement and incentive for future success. The Compensation Committee recognizes that the demand for executives with expertise and experience in the banking industry is intense. In order to attract and retain qualified persons, the Compensation Committee believes that the Corporation must offer current compensation at levels consistent with other financial institutions. In addition, the Compensation Committee believes that it is in the best interests of the Corporation's stockholders to offer its executives meaningful equity participation in the Corporation in order that those executives' interests will be aligned with those of the Corporation's stockholders. The Compensation Committee feels that the mix of cash compensation and equity participation will prove to be effective in stimulating the Corporation's executives to meet both long-term and short-term goals.

     The Corporation's compensation program has two distinct elements: cash and equity-based incentive compensation and base salary.

     Base Salary. The Corporation feels that it has been very successful in attracting and retaining key executives. The Corporation believes that its compensation package has been and will continue to be instrumental in its success. The Compensation Committee endeavors to establish base salary levels for key executives that are consistent with those provided for similarly situated executives of other publicly-held financial institutions, taking into account each executive's areas and level of responsibility. The Corporation does not maintain a reference record of where its compensation stands with respect to other publicly-held financial institutions.

     Incentive Compensation. In addition to base salary, the Compensation Committee recommends cash incentive compensation for executives of the Corporation, based upon each executive's success in meeting qualitative and quantitative performance goals established by the Board of Directors and each executive's superiors. Bonus determinations are made on a case-by-case basis, and there is no fixed relationship between any particular performance factor and the amount of a given executive's bonus. The Compensation Committee also believes that exceptional performance by an executive related to specific projects or goals set by the Board of Directors and senior management should be rewarded with special cash bonuses that are awarded from time to time as circumstances indicate. The Compensation Committee believes that this approach is better than determining bonuses on the basis of a formulary approach.

     In addition to cash incentive compensation, the Corporation utilizes equity-based compensation in the form of stock options and other awards to encourage its executives to meet the Corporation's operational goals and maximize long-term stockholder value. Because the value of stock options granted to an executive is directly related to the Corporation's success in enhancing its market value over time, the Committee believes that its stock option programs are effective in aligning the interests of management and stockholders.

     The Compensation Committee determines stock option grants and other awards valued in whole or in part by reference to or otherwise based on the common stock of the Corporation. Under the Corporation's incentive compensation plans, specific grants are determined taking into account an executive's current responsibilities and historical performance, as well as the executive's perceived contribution to the Corporation's results of operations. Awards are also used to provide an incentive to newly-promoted officers at the time that they are asked to assume greater responsibilities. In evaluating award grants, the Compensation Committee will consider prior grants and shares currently held, as well as the recipient's success in meeting operational goals and the recipient's level of responsibility. However, no fixed formula is utilized to determine particular grants. The Compensation Committee believes that the opportunity to acquire a significant equity interest in the Corporation will be a strong motivation for the Corporation's executives to pursue the long-term interests of the Corporation and its stockholders, and will promote longevity and retention of key executives. Information relating to stock options granted to the five most highly-compensated executive officers of the Corporation is set forth elsewhere in this Proxy Statement.

     The Omnibus Budget Reconciliation Act of 1993 contains a provision under which a publicly traded Corporation is sometimes precluded from taking a federal income tax deduction for compensation in excess of $1,000,000 that is paid to the chief executive officer and the four other most highly-compensation executives of a corporation during its tax year. Compensation in excess of $1,000,000 continues to be deductible if that compensation is "performance based" within the meaning of that term under Section 162(m) of the Internal Revenue Code. The Compensation Committee is aware of the potential effects of the Code. The Committee has chosen not to distort its methodology and application of the factors it believes pertinent so as to ensure that all executive compensation is deductible under Section 162(m). While the Compensation Committee intends that the Corporation's compensation plans will meet, to the extent practical, the prerequisites for deductibility under Section 162(m), if it develops that a portion of the compensation of one or more executive officers is not deductible under Section 162(m), then the Compensation Committee expects that the Corporation would honor its obligations to the executive officers under the compensation arrangements approved by the Compensation Committee.

     The Compensation Committee will continue to review and evaluate compensation programs at least annually. When and where appropriate, the Compensation Committee will consult with independent compensation consultants, legal advisors and the Corporation's public accounting firm with respect to the proper design of the program toward achieving the Corporation's objectives.

     Chief Executive Officer Compensation. The Compensation Committee determines Mr. Taylor's equity-based compensation and reports to the Board of Directors on other compensation arrangements with Mr. Taylor, and recommends to the Board of Directors the level of non-equity incentive compensation that is appropriate for the chief executive officer with respect to each fiscal year of the Corporation. In making such recommendation, the Compensation Committee takes into account the Corporation's performance in the marketplace, its success in meeting strategic goals and its success in meeting monthly and annual performance goals established by the Board of Directors. Again, ultimate compensation decisions are not made in a formulary manner, but in a manner which takes into account the Corporation's competitive position, its position in the financial markets and its ability to achieve its performance goals. The Compensation Committee believes that it is important to ensure that, if Mr. Taylor is successful in leading the Corporation to achieve the goals set by the Board of Directors, his compensation will be at a level commensurate with that of chief executive officers of similarly-situated publicly held financial institutions.

  Conclusion

     The Compensation Committee believes that the compensation of the Corporation's executives during 2000 was appropriate. It is the intent of the Compensation Committee to ensure that the Corporation's compensation programs continue to motivate its executives and reward them for being responsive to the long-term interests of the Corporation and its stockholders. The Compensation Committee will continue to review and evaluate compensation programs at least annually.

     The foregoing report is submitted by the following directors of the Corporation, comprising all of the members of the Compensation Committee of the Board of Directors.

                                  James Mailon Kent, Jr.
                                  Ronald W. Orso, M.D.
                                  Larry D. Striplin, Jr.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

     The Bank has entered into transactions with their directors, executive officers, significant stockholders and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management of The Bank involve more than normal credit risk or present other unfavorable features.

     On February 12, 1999, Emerald Coast Bancshares, Inc. was merged with and into the Corporation. As a result of the merger, K. Earl Durden, who became a director of the Corporation on December 15, 1998, received 205,534 shares of Corporation common stock.

     Emerald Coast Land Management leases 3 branches to Emerald Coast Bank. The rent payments in 2000 totaled $472,751. Emerald Coast Land Management is owned by former certain directors and officers of Emerald Coast Bank including K. Earl Durden, a current director of the Corporation. The Corporation has the right to repurchase these branches at its discretion.

STOCKHOLDER RETURN COMPARISON

     Below is a line graph comparing the closing price of the Corporation's common stock, the Nasdaq Composite Index and the Nasdaq Financial Index. The following graph assumes $100 invested in the Corporation's common stock and in each index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                   BANC CORPORATION, NASDAQ COMPOSITION INDEX
                           AND NASDAQ FINANCIAL INDEX
                     DECEMBER 10, 1998 -- DECEMBER 31, 2000

                                    (CHART)

              --------------------------------------------------------------------------------------------------------
               VALUE OF INITIAL $100
                INVESTMENT                              12/10/98          12/31/98          12/31/99          12/31/00
              --------------------------------------------------------------------------------------------------------
               Banc Corporation                          $100.00            $99.50            $61.00            $42.00
              --------------------------------------------------------------------------------------------------------
               Nasdaq Composite Index                    $100.00           $109.00           $202.60           $121.80
              --------------------------------------------------------------------------------------------------------
               Nasdaq Financial Index                    $100.00           $104.40           $103.70           $112.10
              --------------------------------------------------------------------------------------------------------

              --------------------------------------------------------------------------------------------------------
               ANNUAL RETURN                            12/10/98          12/31/98          12/31/99          12/31/00
              --------------------------------------------------------------------------------------------------------
               Banc Corporation                               NA            (0.50%)          (38.69%)         (31.15%)
              --------------------------------------------------------------------------------------------------------
               Nasdaq Composite Index                         NA             9.00%            85.87%          (39.88%)
              --------------------------------------------------------------------------------------------------------
               Nasdaq Financial Index                         NA             4.40%            (0.67%)           8.10%
              --------------------------------------------------------------------------------------------------------

                         REPORT OF THE AUDIT COMMITTEE

     On June 2, 2000, the Board of Directors adopted an Audit Committee Charter setting out the audit related functions the Audit Committee is to perform. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A. The members of the Audit Committee are independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining systems of internal controls and for the preparation of the financial statements and other financial information included in the Corporation's Annual Report. In fulfilling its oversight responsibilities, the Audit Committee reviewed the consolidated financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent accountants the auditors' independence from management and the Corporation, including the matters in the written disclosures required by the Independence Standards Board.

     The Audit Committee discussed with the Corporation's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting.

     Based on the Audit Committee's discussions with management and the independent auditors, as described above, and upon its review of the representations of management and the report of the independent auditors, the Audit Committee recommended to the Board of Directors that the Corporation's audited consolidated financial statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the SEC.

     The Audit Committee also recommended to the Board of Directors and the Board of Directors has selected Ernst & Young LLP, subject to stockholder approval, to be employed as the Corporation's independent auditors to make the annual audit and to report on, as may be required, the consolidated financial statements which may be filed by the Corporation with the SEC during the ensuing year.

                  The Audit Committee of The Banc Corporation
                          Peter N. DiChiara, Chairman
                        Thomas E. Jernigan, Jr., Member
                             K. Earl Durden, Member
                              Roger Barker, Member
                            Glenn H. Guthrie, Member

                              PROPOSAL NUMBER TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to ratification by the stockholders, the Corporation's Board of Directors has re-appointed Ernst & Young LLP, Birmingham, Alabama, as independent auditors to audit the Corporation's financial statements for the current fiscal year. Management expects representatives of Ernst & Young LLP to be present at this Meeting. They will have an opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.

AUDIT FEES

     The aggregate fees of Ernst & Young for professional services rendered for the audit of the Corporation's annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q for that fiscal year were $321,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     For the fiscal year ended December 31, 2000, there were no fees billed by Ernst & Young for professional services rendered for information technology services relating to financial information systems design and implementation.

ALL OTHER FEES

     The aggregate fees billed by Ernst & Young for services rendered to the Corporation, other than services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2000, were $356,000, of which $244,000 were audit related fees.

                           STOCKHOLDER PROPOSALS FOR
                      NEXT ANNUAL MEETING OF STOCKHOLDERS

     Stockholders' proposals intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Corporation no later than January 1, 2002, to be considered for inclusion in the Corporation's Proxy Statement and form of proxy for that meeting. A stockholder of the Corporation may wish to have a proposal presented at the annual meeting of stockholders to be held in 2002, but not to have such proposal included in the Corporation's proxy statement and form proxy relating to that meeting. If notice of any such proposal is not received by the Corporation at the address appearing on the first page of this proxy statement by December 31, 2001, then the Corporation will not address the proposal in its proxy statement relating to that meeting, and all proxies solicited and received by the Corporation's Board of Directors will be deemed to have confirmed discretionary authority to vote on any such proposal.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors of the Corporation does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgments on such matters.

     Please SIGN, DATE and RETURN the enclosed Proxy promptly.

                                          By Order of the Board of Directors,

                                          F. HAMPTON MCFADDEN, JR.
                                          Secretary

Birmingham, Alabama
May 1, 2001

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER
                              THE BANC CORPORATION

ORGANIZATION

     The audit committee of the board of directors shall be comprised of at least three directors who are independent of management and the Corporation. Members of the audit committee shall be considered independent if they have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation. All audit committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

     Membership on the board of directors is approved by a vote of the shareholders at the annual meeting. Membership and term on the audit committee is determined and approved by the board. Membership on the audit committee expires concurrently with the expiration of the board member term. A quorum consists of a majority of the members of the committee.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of financial reports of the Corporation. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, and the financial management of the Corporation.

RESPONSIBILITIES

     In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the audit committee will:

          1. Obtain the full board of directors' approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

          2. Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Corporation and its divisions and subsidiaries.

          3. Have a clear understanding with the independent auditors that they, the independent auditors, are ultimately accountable to the board of directors and the audit committee. The audit committee, as the shareholders' representatives, has the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate the services of the independent auditors.

          4. Review and concur with management's appointment, termination, or replacement of the director of internal audit.

          5. Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation.

          6. Review with the independent auditors, the Corporation's internal auditor, and financial and accounting personnel, any management letters issued in connection with the audit. Ensure that responsibility for responding to any comments or recommendations of the independent auditors is assigned and a timetable for the response is established. All responses should be reviewed and approved by the audit committee and responsibility assigned for monitoring and reporting to the committee the progress of implementation of any action steps included in the response.

          7. Review with the independent auditors, the Corporation's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. The Corporation's internal auditor will report to the Audit Committee any suspicious activity noted during reviews of the Corporation's internal controls. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review Corporation policy statements to determine their adherence to the code of conduct and annually obtain a letter from outside counsel concerning the status of any conflict of interest statements from all executive management and board of directors.

          8. Review reports received from regulators and other regulatory matters that may have a material effect on the financial statements or related Corporation compliance policies. Ensure that responsibility for responding to any comments or recommendations of the regulators is assigned and a timetable for the response is established. All responses should be reviewed and approved by the audit committee and responsibility assigned for monitoring and reporting to the committee progress of implementation of any action steps included in the response.

          9. Inquire of management, the internal auditor, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Corporation. Review and approve the internal audit function of the Corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

          10. Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the approved internal audit plan, with explanations for any deviations from the original plan.

          Ensure that responsibility for responding to any comments or recommendations of the internal auditor is assigned and a timetable for the response is established. All responses should be reviewed and approved by the audit committee and responsibility assigned for monitoring and reporting to the committee the progress of implementation of any action steps included in the response.

          11. The Chairman of the audit committee should be notified by financial management and independent auditors if there are any significant issues with the quarterly financial statements prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the committee by the auditors.

          12. Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

          13. Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

          Meetings should be conducted with the internal auditor at least quarterly and with the external auditor at least annually, without members of management present.

          14. Review accounting and financial human resources and succession planning within the Corporation as it relates to upper level management such as CFO, controller and internal auditor.

          15. Report the results of the annual audit to the board of directors. If requested by the board, invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the audit committee meeting during which the results of the annual audit are reviewed).

          16. On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditors.

          17. Review the report of the audit committee in the annual report to shareholders and the Annual Report on Form 10-K disclosing whether or not the committee had reviewed and discussed with management and the independent auditors, as well as discussed within the committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. In addition, disclose the committee's conclusion on the fairness of presentation of the financial statements in conformity with GAAP based on those discussions.

          18. Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

          19. Investigate any matter brought to its attention within the scope of its duties, with the power to discuss with general counsel or retain outside counsel for this purpose if, in its judgment, it is deemed appropriate.

          20. Review the Corporation's disclosure in the proxy statement for its annual meeting of shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the proxy statement at least triennially or the year after any significant amendment to the Charter.

                                                                    June 2, 2000

PROXY                         THE BANC CORPORATION                         PROXY

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE BANC CORPORATION
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 19, 2001

    The undersigned hereby appoints James A. Taylor, Jr. and F. Hampton McFadden, Jr., either one of whom may act without joinder of the other, with full power of substitution and ratification, attorneys-in-fact and Proxies of the undersigned to vote all shares of common stock of The Banc Corporation which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders to be held at 10:00 a.m. Central Daylight Time on Tuesday, June 19, 2001, at the principal executive offices of the Corporation at 17 North 20th Street, Birmingham, Alabama 35203, and at any and all adjournments thereof:

1. ELECTION OF DIRECTORS. To elect as Directors for a three-year term ending on the date of the Annual Meeting of Stockholders in 2004 the following individuals:

James R. Andrews, M.D.                                 Ronald W. Orso, M.D.
Neal R. Berte, Ed.D.                                   Larry D. Striplin, Jr.
David R. Carter                                        James A. Taylor
James Mailon Kent, Jr.

              [ ]  FOR                                [ ]  AGAINST

INSTRUCTIONS: To withhold vote for any individual(s) nominated as Directors in
Item 2 above write names below:

--------------------------------------------------------------------------------

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment of Ernst & Young LLP as independent auditors for 2001.

          [ ]  FOR              [ ]  AGAINST              [ ]  ABSTAIN

3. In their discretion, Proxies are authorized to vote upon such other business as may properly come before the 2001 Annual Meeting of Stockholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR ALL PROPOSALS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE DIRECTOR NOMINEES AND FOR ALL PROPOSALS.

                                                              Dated:                               , 2001
                                                                      --------------------------

                                                              ---------------------------------------
                                                              (Print Name)

                                                              ---------------------------------------
                                                              (Signature of Stockholder(s))
                                                              PLEASE DATE, SIGN AND RETURN THIS PROXY TO
                                                              THE CORPORATION IN THE ENCLOSED ENVELOPE.
                                                              THANK YOU.